Exhibit 10.2

Certain portions of this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because they are both (i) not material to investors and (ii) the type of information that the Company customarily and actually treats as private or confidential, and have been marked with “[***]” to indicate where omissions have been made. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”), is made and entered into as of August 27, 2026, by and among HF Foods Group Inc., a Delaware corporation (“Buyer Parent”); HF Acquisition NewCo Inc., a Delaware corporation (“Buyer”); HF Toro Canada Holdings Inc., a British Columbia limited company (“Searay AcquisitionCo”, and collectively with Buyer Parent, and Buyer, the “Buyer Entities” and each a “Buyer Entity”); Searay Foods Inc., a corporation formed under the laws of British Columbia (“Searay Canada”); Morgan Foods Inc., a corporation formed under the laws of British Columbia (“Morgan Foods”); each of the persons set forth on Schedule 1 to the Purchase Agreement (as defined below) (each, a “Seller” and, together, the “Sellers”); and Jackie Chi Fai Chan solely in his capacity as the representative of the Sellers (the “Sellers Representative” and collectively, with the Buyer Entities, Searay Canada, Morgan Foods, and the Sellers, the “Parties” and each a “Party”), and amends that certain Securities Purchase Agreement by and among the Parties, dated July 17, 2026 (the “Purchase Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Purchase Agreement.

RECITALS

A. The Parties previously entered into the Purchase Agreement relating to the acquisition by the Buyer Entities of one hundred percent (100%) of the issued and outstanding securities of the Company Group.

B. The Parties now desire to amend the Purchase Agreement to make certain changes as set forth herein.

C. Pursuant to Section 11.8 of the Purchase Agreement, the Purchase Agreement may be amended with the consent of the Parties.

AGREEMENT

In consideration of the foregoing recitals and the mutual promises set forth in this Amendment and for other consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned agree as follows:

1. Amendment to Purchase Agreement.

1.1 A new Sections 2.12 and 2.13 are hereby added to the Purchase Agreement to read in its entirety as follows:

“2.12 Earnout Subordination. Notwithstanding anything to the contrary herein, any and all Performance Earnout, [***] Earnout and Growth Earnout Consideration required to be made by any Buyer Entity under this Agreement (collectively, together with any Earnout Interest in respect thereof, the “Earnout Amounts”) shall be unsecured.  No payment of Earnout Amounts shall be made or accepted hereunder to the extent prohibited by the current credit facilities of the Buyer Entities’ and their Affiliates or such other replacement credit facility with a tier one bank in the United States (the “Senior Lender Credit Facility”).  To the extent a partial payment of the Earnout Amounts is permitted under the Senior Lender Credit Facility, then the Buyer Entities shall make such payment, and these provisions shall apply to the balance of the remaining unpaid Earnout Amounts. Notwithstanding the foregoing, the Buyer Entities shall make best efforts to cure any issues under the Senior Lender Credit Facility that would prohibit payment of the Earnout Amounts, and pay any such portion of the Earnout Amounts once permitted under the Senior Lender Credit Facility promptly (and in any event no later than thirty (30) calendar days after such Earnouts Amounts are permitted to be paid under the Senior Lender Credit Facility).  Each Seller hereby acknowledges and agrees that any failure by the Buyer Entities to pay all or a portion of the Earnout Amounts pursuant to the foregoing, if any, on the date otherwise due (the “Earnout Payment Due Date”) pursuant to the terms of this Agreement cannot be deemed to be in breach of this Agreement regarding the payment of the Earnout Amounts (but it is agreed and understood that nothing contained in this Section 2.12 shall relieve the Buyer Entities of their obligation to pay the Earnout Amounts, if earned in accordance with the terms hereof, once permitted to be paid under the Senior Lender Credit Facility). The lenders under the Senior Lender Credit Facility (together with any agent acting on behalf of such lenders) are an intended third-party beneficiary of, and shall be entitled to enforce, this Section 2.12.  Any payments of the Earnout Amounts received by any Seller in violation of the terms of this Section 2.12 shall be immediately returned to Buyer Entities in full.  Each Seller acknowledges and agrees that such Seller shall not sue for or otherwise take any collection action against any Buyer Entity (or any of its Affiliates) for any such payment or exercise any other remedies at law, in equity, by contract or otherwise as a result of the failure to make any payment of Earnout Amounts pursuant to the foregoing. Notwithstanding the foregoing, nothing in this Agreement shall preclude Sellers from making a demand for payment of the Earnout Amounts, issuing a notice of default or filing a proof of claim in connection with any bankruptcy or similar proceedings commenced by the lenders (together with any agent acting on behalf of such lenders) under the Senior Lender Credit Facility, in respect of the Buyer Entities.

2.13 Deferred Payment of Earnout Amounts. If the Buyer Entities are not able to make payment of the applicable Earnout Amounts due on an Earnout Payment Due Date, then such outstanding balance of such unpaid Earnout Amount shall accrue simple interest at the SOFR (as defined below) plus 2% per annum (“Earnout Interest”) commencing on the Earnout Payment Due Date until such time that such entire Earnout Amount and Earnout Interest are paid in full. Earnout Interest shall be calculated based on the actual number of days elapsed during such period and a 365-day year, without compounding. All payments shall be applied first to payment of Earnout Interest and second to such unpaid Earnout Amount. During any period that any portion of the Earnout Amount has been deferred, the Buyer Entities shall upon the reasonable request of the Sellers Representative provide such financial and other information of the Buyer Entities and their Affiliates as is reasonably requested by the Sellers Representative in order to permit the Sellers to confirm the applicability of such restrictions under the Senior Lender Credit Facility. As used herein, the term SOFR means a rate per annum equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York”

1.2 Section 11.5 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“11.5 Entire Agreement; Assignment. This Agreement, the Exhibits hereto, the Disclosure Schedule, and the documents and instruments and other agreements among the Parties referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other Person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise; provided, that the Buyer Entities may assign their rights and delegate their obligations hereunder to (i) any of its Affiliates and/or (ii) as collateral security to any of Buyer Entities’ (or their Affiliates) lenders, in each case as long as the Buyer Entities remain ultimately liable for all of the Buyer Entities’ obligations hereunder.”

1.3 A new Section 7.19 is hereby added to the Purchase Agreement to read in its entirety as follows:

“7.19 Excluded Consents. Notwithstanding anything to the contrary contained in this Agreement, Buyer hereby waives, solely as a condition to the consummation of the Closing, the requirement under Section 1.4(a)(ii) and Section 9.2(d) that the Sellers deliver or cause to be delivered at or prior to the Closing the following consents listed in Schedule 1.4(a)(ii) of the Purchase Agreement (the “Excluded Consents”):

3. General Merchandise Agreement between [***] Canada Corp. (“[***] Canada”) and Searay Canada executed August 14, 2018 (the “[***] Agreement”);

7. Lease between JP Searay Holdings Ltd., as landlord, and Searay Canada, as tenant, made on May 1, 2023, for the premises with a civic address of 6511 Graybar Road, Richmond, BC V6W 1H3

2

The foregoing waiver shall not constitute a waiver of the requirement to obtain the Excluded Consents or of any rights or remedies of any Buyer Indemnified Party arising out of or relating to the failure to obtain either of the Excluded Consents. Following the Closing, the Sellers shall use their best efforts to obtain the Excluded Consents as promptly as practicable.”

1.4 A new Section 8.2(b)(iii) is hereby added to the Purchase Agreement to read in its entirety as follows:

“(iii) any Third Party Claim (as defined below) made by [***] Canada against the Company Group for the failure to obtain an Excluded Consent from [***] Canada prior to the Closing (the “Excluded Consent Indemnity”); such Excluded Consent Indemnity shall expire on the earliest of (A) the day that [***] Canada waives the consent requirement (or otherwise confirms that no consent is required to consummate the Transactions) under the [***] Agreement; or (B) 30 days after [***] Canada submits a purchase order to the Company Group under the [***] Agreement, notwithstanding anything to the contrary contained in this Agreement”

2. General Provisions.

2.1 Survival. Except as set forth herein, all other provisions of the Purchase Agreement shall continue in full force and effect and this Amendment shall be considered part of, and shall be subject to all other provisions of, the Purchase Agreement.

2.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the Laws of the Province of British Columbia and the federal Laws of Canada applicable therein without regard to its rules on conflict of laws or any other rules that would result in the application of a different body of law.

2.3 Entire Agreement. This Amendment, together with the Purchase Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof and thereof.

2.4 Counterparts; Electronic Execution and Delivery. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. The exchange of copies of this Amendment and signature pages by email in .pdf or .tif format (and including, without limitation, any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment for all purposes. Such execution and delivery shall be considered valid, binding and effective for all purposes.

[Remainder of this page intentionally left blank - signature page follows.]

3

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

HF Foods Group Inc.

By:	/s/ Felix Lin
Name:	Felix Lin
Title:	Chief Executive Officer

HF Acquisition NewCo Inc.

By:	/s/ Felix Lin
Name:	Felix Lin
Title:	Chief Executive Officer

HF Toro Canada Holdings Inc.

By:	/s/ Felix Lin
Name:	Felix Lin
Title:	Chief Executive Officer

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

SEARAY FOODS INC.

By:	/s/ Jackie Chi Fai Chan
Name:	Jackie Chi Fai Chan
Title:	President and Treasurer

MORGAN FOODS INC.

By:	/s/ Jackie Chi Fai Chan
Name:	Jackie Chi Fai Chan
Title:	President

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

/s/ Jackie Chi Fai Chan
JACKIE CHI FAI CHAN

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

/s/ Chi Kin Philip Chan
CHI KIN PHILIP CHAN

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

/s/ Nga Tat Wong
NGA TAT WONG

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

/s/ Raymond Wong
HO WANG WONG

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

DNY HOLDINGS LIMITED

Per:	/s/ Derick Ngan
Authorized Signatory

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

/s/ Chi Kin Philip Chan
CHI KIN PHILIP CHAN, AS TRUSTEE OF THE PHILIP CHAN (2023) FAMILY TRUST

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

/s/ Jackie Chi Fai Chan
JACKIE CHI FAI CHAN, AS TRUSTEE OF THE JACKIE CHAN (2023) FAMILY TRUST

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

/s/ Jackie Chi Fai Chan	/s/ Chi Kin Philip Chan
JACKIE CHI FAI CHAN, AS TRUSTEE OF THE JACKIE AND PHILIP CHAN FAMILY TRUST	PHILIP CHI KIN CHAN, AS TRUSTEE OF THE JACKIE AND PHILIP CHAN FAMILY TRUST

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

JP SEARAY HOLDINGS LTD.

Per:	/s/ Jackie Chi Fai Chan
Authorized Signatory

In Witness Whereof, the Buyer Entities, the Company Group, the Sellers and the Sellers Representative have caused this Amendment to be signed, all as of the date first written above.

JACKIE CHI FAI CHAN, solely in his capacity as the Sellers Representative

By:	/s/ Jackie Chi Fai Chan
Name:	Jackie Chi Fai Chan